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                                                                     Exhibit 2.1

                    MUTUAL TERMINATION AGREEMENT AND RELEASE

           This MUTUAL TERMINATION AGREEMENT AND RELEASE dated as of February 18, 2002 (this "Agreement"), is made and entered into by and among NetRatings, Inc., a Delaware corporation ("Parent"), Sonoma Acquisition Corp., LLC, a Delaware limited liability company of which NetRatings is the sole member ("Sub"), Jupiter Media Metrix, Inc., a Delaware corporation (the "Company") and each of the subsidiaries of the Company identified on the signature page hereto (the "Identified Subsidiaries"). Parent, Sub, the Company and the Identified Subsidiaries are collectively referred to herein as the "Parties" and each individually as a "Party." Capitalized terms used and not otherwise defined herein shall have the respective meaning set forth in the Merger Agreement, the Loan Agreement or the Confidentiality Agreement described below.

           WHEREAS, the Parties entered into an Agreement and Plan of Merger dated as of October 25, 2001 (the "Merger Agreement") and Amendment No. 1 to the Merger Agreement dated as of January 18, 2002 (the "Amendment"), pursuant to which, subject to the terms and conditions stated therein, Sub was to merge with and into the Company and the Company was to continue as the surviving corporation and a wholly-owned subsidiary of Parent;

           WHEREAS, contemporaneously with the execution of the Merger Agreement, Parent and each of the Company and the Identified Subsidiaries entered into a Loan and Security Agreement (the "Loan Agreement");

           WHEREAS, contemporaneously with the execution of the Merger Agreement and the Loan Agreement, Parent, the Company and certain Stockholders, employees or subsidiaries of each of Parent and the Company, as the case may be, entered into (i) a Stockholders Agreement, (ii) Non-competition Agreements, (iii) Employment Agreements and (iv) Intellectual Property Security Agreements (collectively, the "Ancillary Agreements");

           WHEREAS, Section 8.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time by the mutual written consent of Parent and the Company; and

           WHEREAS, the Board of Directors of each of Parent and the Company have determined (1) that each of the Merger Agreement, the Amendment, the Loan Agreement and the Ancillary Agreements shall be terminated as provided herein and (2) to release each other from all duties, rights, claims, obligations and liabilities arising from, in connection with, or relating to, the Merger Agreement, the Amendment, the Loan Agreement and the Ancillary Agreements, all as provided herein;

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

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           1. Termination of the Merger Agreement and the Loan Agreement. The
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Parties agree that, effective immediately, (i) the Merger Agreement and the
Amendment are hereby terminated pursuant to Section 8.01(a) of the Merger Agreement, (ii) the Loan Agreement is hereby terminated and (iii) the Ancillary Agreements are hereby terminated, and none of such agreements will be of any further force or effect as of the date hereof.

           2. Patent Litigation. Notwithstanding the foregoing termination, the
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Parties hereto reaffirm the validity and effectiveness of Section 6.16 of the
Merger Agreement, as amended by the Amendment. The Parties acknowledge that any lawful action taken as between each of them with respect to the prosecution, settlement or defense of the Patent Litigation shall not, in and of itself, constitute a breach of any representation, warranty or covenant of such party contained in this Agreement.

           3. Confidentiality.
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                a. Notwithstanding the foregoing termination, the Parties hereto reaffirm the validity and effectiveness of Section 5.01(c) of the Merger Agreement and the Confidentiality Agreement dated June 4, 2001 (the "Confidentiality Agreement"), between Parent and the Company.

                b. Pursuant to Paragraph 4 of the Confidentiality Agreement, all Information delivered by the Disclosing Party to the Receiving Party or its Representatives in written form, and all copies thereof, shall be promptly returned to the Disclosing Party. All other Information prepared by the Receiving Party or its Representatives shall be destroyed and no copy retained; provided, however, that the Receiving Party may retain any Information prepared by such party deemed reasonably necessary for archival purposes.

           4. Removal of All Liens. Parent hereby agrees to release all Liens on
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any secured Collateral of each of the Company and the Identified Subsidiaries granted under the Loan Agreement. Parent shall promptly take, and hereby authorizes the Company and each of the Identified Subsidiaries to take, all necessary actions to remove, or caused to be removed, any Lien on any secured Collateral of each of the Company and the Identified Subsidiaries (including, without limitation, filing any and all termination statements and similar documents with the appropriate federal, state or local governmental offices).

           5. Release of the Company by Parent and Sub. Except as set forth
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herein, Parent and Sub do hereby unequivocally release and discharge the Company and the Identified Subsidiaries and any of their officers, directors, agents, managers, employees, representatives, stockholders, legal and financial advisors, parents, subsidiaries, affiliates, principals or partners, and any heirs, executors, administrators, successors or assigns of any said person or entity (the "Company Releasees"), from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and liabilities whatsoever, in law, equity or otherwise (collectively, "Actions"), arising under, in connection with or relating to the Merger Agreement, the Amendment, the Loan Agreement or the Ancillary Agreements or the transactions contemplated thereby, or any action or failure to act under the Merger Agreement,

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the Amendment, the Loan Agreement or the Ancillary Agreements or in connection therewith, or in connection with the events leading to the abandonment of the Merger and the termination of the Merger Agreement, the Amendment, the Loan Agreement and the Ancillary Agreements, which have been asserted against the Company Releasees or which, whether currently known or unknown, Parent or Sub, or any successors or assigns of any said entities, ever could have asserted or ever could assert, in any capacity, against the Company Releasees, relating to any claims, or any transactions or occurrences from any time in connection with the foregoing; provided, however, the Company Releasees are not released from any Actions which may arise under this Agreement. Notwithstanding the foregoing, Parent and Sub reaffirm the validity and effectiveness of Section 6.16 of the Merger Agreement, as amended by the Amendment.

           6. Release of Parent and Sub by the Company. Except as set forth
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herein, the Company and each of the Identified Subsidiaries do hereby unequivocally release and discharge the Parent and Sub and any of their officers, directors, agents, managers, employees, representatives, stockholders, legal and financial advisors, parents, subsidiaries, affiliates, principals or partners, and any heirs, executors, administrators, successors or assigns of any said person or entity (the "Parent Releasees"), from any and all Actions arising under, in connection with or relating to the Merger Agreement, the Amendment, the Loan Agreement or the Ancillary Agreements or the transactions contemplated thereby, or any action or failure to act under the Merger Agreement, the Amendment, the Loan Agreement and the Ancillary Agreements or in connection therewith, or in connection with the events leading to the abandonment of the Merger and the termination of the Merger Agreement, the Amendment, the Loan Agreement and the Ancillary Agreements, which have been asserted against the Parent Releasees or which, whether currently known or unknown, the Company, or any successors or assigns of any said entities, ever could have asserted or ever could assert, in any capacity, against the Parent Releasees, relating to any claims, or any transactions or occurrences from any time in connection with the foregoing; provided, however, the Parent Releasees are not released from any Actions which may arise under this Agreement. Notwithstanding the foregoing, the Company reaffirms the validity and effectiveness of Section 6.16 of the Merger Agreement, as amended by the Amendment.

           7. Expenses of Merger Agreement and Loan Agreement. Notwithstanding
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the provisions of Sections 5 or 6, or any other provision in this Agreement (a)
each of Parent and Company reaffirm the validity and effectiveness of Section 8.03(a) of the Merger Agreement, as amended by the Amendment and agrees it shall remain liable for such expenses as are provided therein, and (b) the Company agrees to pay $86,000 to Parent representing unpaid "Lender Expenses" (as such term is defined in the Loan Agreement). Any amounts so owed pursuant to clause
(a) and (b) immediately preceding shall be paid within ten (10) Business Days of the date of this Agreement.

           8. Publicity. Attached hereto as Exhibit A is the form of joint press
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release to be issued by Parent and the Company on signing of this Agreement with respect to this Agreement and the termination of the Merger Agreement, the Amendment, the Loan Agreement and the Ancillary Agreements. Except as required by law or applicable listing agreement with Nasdaq, no other press release shall be issued regarding the termination of the Merger Agreement, the Loan Agreement and the Ancillary Agreements by either Parent or the Company without the prior written consent of the other which consent shall not be unreasonably withheld or delayed.

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           9.  Representations of the Parties. Parent and Sub, on the one hand,
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and the Company and each of the Identified Subsidiaries, on the other hand, represents to the each other Party that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and in good standing; (b) it has power to execute and perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; (d) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms; and (f) it beneficially owns no shares of, or any membership interest in, any other Party (except that Parent is the sole member of Sub).

           10. Waiver. Any term of this Agreement may be waived at any time by
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the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by any laws or otherwise afforded, will be cumulative and not alternative.

           11. Amendment. This Agreement may be amended, supplemented or
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modified only by a written instrument duly executed by or on behalf of each
Party hereto.

           12. No Assignment; Binding Effect. Neither this Agreement nor any
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right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

           13. Entire Agreement. This Agreement supercedes all prior
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discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

           14. Third Party Beneficiaries. There are no third party beneficiaries
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to this Agreement except for the Parent Releasees, the Company Releasees and parties to the Loan Agreement and the Ancillary Agreements that are not parties to this Agreement.

           15. Headings. The headings used in this Agreement have been inserted
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for convenience of reference only and do not define or limit the provisions hereof.

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           16. Invalid Provisions. If any provision of this Agreement is held to
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be illegal, invalid or unenforceable under any present or future laws, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding anything in this Agreement to the contrary, if for any reason any of the releases contained in Sections 5 or 6 hereof are avoided, nullified or otherwise rendered ineffective, then all releases in Section 5 or 6 hereof shall be rendered invalid and unenforceable and this Agreement shall be automatically reformed to delete Sections 5 and 6 herefrom.

           17. Injunctive Relief. The Parties agree that irreparable damage
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would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the Parties will waive the defense of adequacy of a remedy at law. Each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

           18. Governing Law. This Agreement shall be interpreted under the laws
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of the State of Delaware without reference to Delaware conflicts of law provisions.

           19. Waiver of Jury Trial. Each of Parent, the Company and Sub hereby
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irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, the Company or Sub in the negotiation, administration, performance and enforcement thereof.

           20. Counterparts. This Agreement may be executed in any number of
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counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, Parent, Sub, the Company and the Identified Subsidiaries
have caused this Mutual Termination Agreement and Release to be duly executed as of the date first above written by their respective officers duly authorized.

                                              NetRatings, Inc.


                                              By:  /s/ David J. Toth
                                                 -------------------------------
                                              Name:
                                              Title:

                                              Sonoma Acquisition Corp., LLC


                                              By:  /s/ David J. Toth
                                                 -------------------------------
                                              Name:
                                              Title:


                                              Jupiter Media Metrix, Inc.


                                              By:  /s/ Jean Robinson
                                                 -------------------------------
                                              Name:
                                              Title:


                                              Jupiter Communications, Inc.


                                              By:  /s/ Jean Robinson
                                                 -------------------------------
                                              Name:
                                              Title:


                                              MMXI Holdings, Inc.


                                              By:  /s/ Jean Robinson
                                                 -------------------------------
                                              Name:
                                              Title:


                                              Net Market Makers, Inc.


                                              By:  /s/ Jean Robinson
                                                 -------------------------------
                                              Name:
                                              Title:

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                                              IRG Acquisition Corp.


                                              By:  /s/ Jean Robinson
                                                 -------------------------------
                                              Name:
                                              Title:


                                              AdRelevance, Inc.


                                              By:  /s/ Alan Shapiro
                                                 -------------------------------
                                              Name:
                                              Title:

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